UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                          333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2008, Dyadic International, Inc. (the "Company") received notice from all of its executive officers and certain key employees of their resignation from the Company effective June 20, 2008 upon the earlier to occur of the election of directors at the Company's annual stockholders meeting and 3:00 p.m. on such date (the "Effective Time").  In this regard, (i) Wayne Moor, Chief Executive Officer, President and a member of the Company's Board of Directors and Executive Committee of the Board, tendered his written resignation to become effective at the Effective Time, and (ii) Lisa De La Pointe, Chief Financial Officer and Executive Vice President, Alexander (Sasha) Bondar, Chief Business Officer and Executive Vice President, Kent M. Sproat, Executive Vice President, Manufacturing, Daniel Michalopoulos, Senior Vice President, Research and Development, and Charles W. Kling IV, Senior Vice President, Sales and Marketing (collectively, the "Senior Managers") provided written notice of their resignations from the Company effective at the Effective Time.  All of such persons have indicated their commitment to continue to work for the Company, and to assist in facilitating a smooth and orderly transition, through the Effective Time.  In connection with their resignations, the Senior Managers all cited Mark A. Emalfarb's return to (and anticipated re-employment by) the Company as their reason for resigning, and allege that they have been constructively terminated without cause and thus are entitled to certain severance and other payments under their employment agreements.  On June 5, 2008, the Company's outside counsel sent a letter to the Senior Managers' counsel responding to the resignation letters submitted by the Senior Managers and, among other things, disputing the Senior Managers' claim of constructive termination.

Copies of the above referenced resignation notices submitted by Wayne Moor and the Senior Managers are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated by reference herein.  A copy of the Company's response letter (from the Company's outside counsel) regarding the resignation letters submitted by the Senior Managers is attached hereto as Exhibit 99.4 and is incorporated by reference herein.  The foregoing description of the resignations and the Company's response letter is a summary only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the referenced exhibits.

Item 8.01   Other Events.

See Item 5.02 above.  On June 5, 2008, the Company issued a press release regarding the matters described in this Current Report on Form 8-K.  The complete text of the press release is attached hereto as Exhibit 99.1.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on May 13, 2008, the Company is no longer required to file reports (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) with the SEC for at least the remainder of the fiscal year ending December 31, 2008 and until such time (if ever) that the Company has 300 or more holders of record of its common stock at the beginning of any fiscal year in the future.  Notwithstanding the foregoing, the Company currently intends to continue, when and if it deems appropriate – through the filing of Form 8-K Current Reports and/or the issuance of press releases – to inform its stockholders of the occurrence of events that the Company deems to be important to its stockholders.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated June 5, 2008
99.2	Email of Wayne Moor dated May 29, 2008 and Resignation Letter of Wayne Moor dated June 20, 2008
99.3	Resignation Letters dated June 2, 2008 of Lisa De La Pointe, Alexander (Sasha) Bondar, Kent M. Sproat, Daniel Michalopoulos and Charles W. Kling IV
99.4	Letter from Dyadic International, Inc.'s outside counsel to the Senior Managers' counsel dated June 5, 2008 regarding the Resignations Submitted by Dyadic's Senior Managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: June 5, 2008      By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits
Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated May 13, 2008
99.2	Email of Wayne Moor dated May 29, 2008 and Resignation Letter of Wayne Moor dated June 20, 2008
99.3	Resignation Letters dated June 2, 2008 of Lisa De La Pointe, Alexander (Sasha) Bondar, Kent M. Sproat, Daniel Michalopoulos and Charles W. Kling IV
99.4	Letter from Dyadic International, Inc.'s outside counsel to the Senior Managers' counsel dated June 5, 2008 regarding the Resignations Submitted by Dyadic's Senior Managers